                   Rule 12b-1 Distribution Plan and Agreement
                        Lord Abbett Affiliated Fund, Inc.
                                 Class C Shares
     ------------------------------------------------------------------

     RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT dated as of November 1, 2001 by and between LORD ABBETT AFFILIATED FUND, INC., a Maryland corporation (the "Fund"), and LORD ABBETT DISTRIBUTOR LLC, a New York limited liability company (the "Distributor").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and the Distributor is the exclusive selling agent of the Fund's Class C shares of capital stock (the "Shares") pursuant to the Distribution Agreement between the Fund and the Distributor, and

     WHEREAS, the Fund desires to adopt a Distribution Plan and Agreement (the "Plan") for its Shares with the Distributor, as permitted by Rule 12b-1 under the Act, pursuant to which the Fund may make certain payments to the Distributor for payment to institutions and persons permitted by applicable law and/or rules to receive such payments ("Authorized Institutions") in connection with sales of Shares and for use by the Distributor as provided in paragraph 3 of this Plan, and

     WHEREAS, the Fund's Board of Directors has determined that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of the Shares.

     NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. The Fund hereby authorizes the Distributor to enter into agreements with Authorized Institutions (the "Agreements") which may provide for the payment to such Authorized Institutions of distribution and service fees which the Distributor receives from (or is reimbursed for by) the Fund in order to provide incentives to such Authorized Institutions (i) to sell Shares and (ii) to provide continuing information and investment services to their accounts holding Shares and otherwise to encourage their accounts to remain invested in the Shares. The Distributor may, from time to time, waive or defer payment of some fees payable at the time of the sale of Shares provided for under paragraph 2 hereof.

     2. Subject to possible reduction as provided below in this paragraph 2, the Fund shall pay to the Distributor fees at each month-end after the sale of Shares (a) for services, at an annual rate not to exceed .25 of 1% of the average annual net asset value of Shares outstanding and (b) for distribution, at an annual rate not to exceed .75 of 1% of the average annual net asset value of Shares outstanding. For purposes of the payment of the fees above, (A) Shares issued pursuant to an exchange for Class C shares of another series of the Fund or another Lord Abbett-sponsored fund (or for shares of a fund acquired by the Fund) will be credited with the time held from the initial purchase of such other shares when determining how long Shares have been outstanding and (B) payments will be based on Shares outstanding during any such month. Shares outstanding above include Shares issued for reinvested dividends and distributions. The Board of Directors of the Fund shall from time to time determine the amounts, within the foregoing maximum amounts, that the Fund may pay the Distributor hereunder. Such determinations by the Board of Directors shall be made by votes of the kind referred to in paragraph 10 of this Plan. The service fees mentioned in this paragraph are for the purposes mentioned in clause (ii) of paragraph 1 of this Plan and the distribution fees mentioned in this paragraph are for the purposes mentioned in clause (i) of paragraph 1. The Distributor will monitor the payments hereunder and shall reduce such payments or take such other steps as may be necessary to assure that (x) the payments pursuant to this Plan shall be consistent with
Article III, Section 26, subparagraphs (d)(2) and (5) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. with respect to investment companies with asset-based sales charges and service fees as the same may be in effect from time to time and (y) the Fund shall not pay with respect to any Authorized Institution service fees equal to more than .25 of 1% of the average annual net asset value of Shares sold by (or attributable to shares sold by) such Authorized Institution and held in an account covered by an Agreement.

     3. The Distributor may use amounts received as distribution fees hereunder from the Fund to finance any activity which is primarily intended to result in the sale of Shares including, but not limited to, commissions or other payments relating to selling or servicing efforts. The Fund's Board of Directors (in the manner contemplated in paragraph 10 of this Plan) shall approve the timing, categories and calculation of any payments under this paragraph 3.

     4. The net asset value of the Shares shall be determined as provided in the Articles of Incorporation of the Fund. If the Distributor waives all or a portion of fees which are to be paid by the Fund hereunder, the Distributor shall not be deemed to have waived its rights under this Agreement to have the Fund pay such fees in the future.

     5. The Secretary of the Fund, or in his absence the Chief Financial Officer, is hereby authorized to direct the disposition of monies paid or payable by the Fund hereunder and shall provide to the Fund's Board of Directors, and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended pursuant to this Plan and the purposes for which such expenditures were made.

     6. Neither this Plan nor any other transaction between the parties hereto pursuant to this Plan shall be invalidated or in any way affected by the fact that any or all of the directors, officers, shareholders, or other representatives of the Fund are or may be "interested persons" of the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, members or other representatives of the Distributor are or may be "interested persons" of the Fund, except as otherwise may be provided in the Act.

     7. The Distributor shall give the Fund the benefit of the Distributor's best judgment and good faith efforts in rendering services under this Plan. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Plan and, having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund or any of its shareholders, creditors, directors or officers; provided however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or the Fund's shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

     8. This Plan shall become effective on the date hereof, and shall continue in effect for a period of more than one year from such date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, cast in person at a meeting called for the purpose of voting on such renewal.

     9. This Plan may not be amended to increase materially the amount to be spent by the Fund hereunder without the vote of a majority of its outstanding Shares and each material amendment must be approved by a vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, cast in person at a meeting called for the purpose of voting on such amendment.

     10. Amendments to this Plan other than material amendments of the kind referred to in the foregoing paragraph 9 of this Plan may be adopted by a vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan. The Board of Directors of the Fund may, by such a vote, interpret this Plan and make all determinations necessary or advisable for its administration.

     11. This Plan may be terminated at any time without the payment of any penalty by (a) the vote of a majority of the directors of the Fund who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, or (b) by a shareholder vote in compliance with Rule 12b-1 and Rule 18f-3 under the Act as in effect at such time. This Plan shall automatically terminate in the event of its assignment.

     12. So long as this Plan shall remain in effect, the selection and nomination of those directors of the Fund who are not "interested persons" of the Fund are committed to the discretion of such disinterested directors. The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Act.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                                            LORD ABBETT AFFILIATED FUND, INC.


                                            By: /s/ Christina T. Simmons
                                               ---------------------------------
                                                Vice President

ATTEST:

/s/ Lawrence H. Kaplan
-----------------------------------
Assistant Secretary

                                            LORD ABBETT DISTRIBUTOR LLC

                                            By: LORD, ABBETT & CO.
                                                Managing Member

                                            By: /s/ Paul A. Hilstad
                                               ---------------------------------
                                                A Partner

                   Rule 12b-1 Distribution Plan and Agreement
                        Lord Abbett Affiliated Fund, Inc.
                                 Class P Shares
     ------------------------------------------------------------------

     RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT dated as of December 22, 1997, by and between LORD ABBETT AFFILIATED FUND, INC., a Maryland corporation (the "Fund"), and LORD ABBETT DISTRIBUTOR LLC, a New York limited liability company (the "Distributor").

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and the Distributor is the exclusive selling agent of the Fund's shares of capital stock, including the Fund's Class P shares (the "Shares"), pursuant to the Distribution Agreement between the Fund and the Distributor, and

     WHEREAS, the Fund desires to adopt a Distribution Plan and Agreement (the "Plan") for the Fund's Shares with the Distributor, as permitted by Rule 12b-1 under the Act, pursuant to which the Fund may make certain payments to the Distributor for payment to institutions and persons permitted by applicable law and/or rules to receive such payments ("Authorized Institutions") in connection with sales of Shares and for use by the Distributor as provided in paragraph 3 of this Plan, and

     WHEREAS, the Fund's Board of Directors has determined that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of the Shares.

     NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

     1. The Fund hereby authorizes the Distributor to enter into agreements with Authorized Institutions (the "Agreements") which may provide for the payment to such Authorized Institutions of distribution and service fees which the Distributor receives from the Fund in order to provide incentives to such Authorized Institutions (i) to sell Shares and (ii) to provide continuing information and investment services to their accounts holding Shares and otherwise to encourage their accounts to remain invested in the Shares. The Distributor may, from time to time, waive or defer payment of some fees payable at the time of the sale of Shares provided for under paragraph 2 hereof.

     2. Subject to possible reduction as provided below in this paragraph 2, the Fund shall pay to the Distributor fees at each quarter-end (a) for services, at an annual rate not to exceed .20% of 1% of the average annual net asset value of Shares outstanding for the quarter or more and (b) for distribution, at an annual rate not to exceed .25 of 1% of the average annual net asset value of Shares outstanding for the quarter or more. For purposes of the quarter-end fee payments above (A) Shares issued pursuant to an exchange for shares of another series of the Fund or another Lord Abbett-sponsored fund (or for shares of a fund acquired by the Fund) will be credited with the time held from the initial purchase of such other shares when determining how long Shares mentioned in clauses (a) and (b) have been outstanding and (B) payments will be based on Shares outstanding during any such quarter. Shares outstanding in clauses (a) and (b) above include Shares issued for reinvested dividends and distributions that have been outstanding for the quarter or more.

     The Board of Directors of the Fund shall from time to time determine the amounts and the time of payments (such as, at the time of sale, quarterly or otherwise), within the foregoing maximum amounts, that the Fund may pay the Distributor hereunder. Such determinations by the Board of Directors shall be made by votes of the kind referred to in paragraph 10 of this Plan. The service fees mentioned in this paragraph are for the purposes mentioned in clause (ii) of paragraph 1 of this Plan and the distribution fees mentioned in this paragraph are for the purposes mentioned in clause (i) of paragraph 1 and the second sentence of paragraph 3 of this Plan. The Distributor will monitor the payments hereunder and shall reduce such payments or take such other steps as may be necessary to assure that (x) the payments pursuant to this Plan shall be consistent with Rule 2830, subparagraphs (d)(2) and (5) of the Conduct Rules of the NASD Regulation, Inc. with respect to investment companies with asset-based sales charges and service fees as the same may be in effect from time to time and (y) the Fund shall not pay with respect to any Authorized Institution service fees equal to more than .20% of 1% of the average annual net asset value of Shares sold by (or attributable to shares sold by) such Authorized Institution and held in an account covered by an Agreement.

     3. Within the foregoing maximum amounts, the Distributor may use amounts received as distribution fees hereunder from the Fund to finance any activity that is primarily intended to result in the sale of Shares including, but not limited to, commissions or other payments relating to selling or servicing efforts. Without limiting the generality of the foregoing, the Distributor may apply amounts authorized by the Fund's Board of Directors designated as the distribution fee referred to in clause (b) of paragraph 2 to expenses incurred by the Distributor if such expenses are primarily intended to result in the sale of Shares. The Fund's Board of Directors (in the manner contemplated in paragraph 10 of this Plan) shall approve the timing, categories and calculation of any payments under this paragraph 3 other than those referred to in the foregoing sentence.

     4. The net asset value of the Shares shall be determined as provided in the Articles of Incorporation of the Fund. If the Distributor waives all or a portion of fees which are to be paid by the Fund hereunder, the Distributor shall not be deemed to have waived its rights under this Agreement to have the Fund pay such fees in the future.

     5. The Secretary of the Fund, or in his absence the Treasurer, is hereby authorized to direct the disposition of monies paid or payable by the Fund hereunder and shall provide to the Fund's Board of Directors, and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended pursuant to this Plan and the purposes for which such expenditures were made.

     6. Neither this Plan nor any other transaction between the parties hereto pursuant to this Plan shall be invalidated or in any way affected by the fact that any or all of the directors, officers, shareholders, or other representatives of the Fund are or may be "interested persons" of the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, members or other representatives of the Distributor are or may be "interested persons" of the Fund, except as otherwise may be provided in the Act.

     7. The Distributor shall give the Fund the benefit of the Distributor's best judgment and good faith efforts in rendering services under this Plan. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Plan and, having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund, or any of the shareholders, creditors, directors or officers of the Fund; provided however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or the Fund's shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

     8. This Plan shall become effective on the date hereof, and shall continue in effect for a period of more than one year from such date only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Fund, including the vote of a majority of the Directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, cast in person at a meeting called for the purpose of voting on such renewal.

     9. This Plan may not be amended to increase materially the amount to be spent by the Fund hereunder without the vote of a majority of the Shares and each material amendment must be approved by a vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, cast in person at a meeting called for the purpose of voting on such amendment.

     10. Amendments to this Plan other than material amendments of the kind referred to in the foregoing paragraph 9 of this Plan may be adopted by a vote of the Board of Directors of the Fund, including the vote of a majority of the directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan. The Board of Directors of the Fund may, by such a vote, interpret this Plan and make all determinations necessary or advisable for its administration.

     11. This Plan may be terminated at any time without the payment of any penalty by (a) the vote of a majority of the Directors of the Fund who are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan, or (b) by a shareholder vote in compliance with Rule 12b-1 and Rule 18f-3 under the Act as in effect at such time.

     12. So long as this Plan shall remain in effect, the selection and nomination of those Directors of the Fund who are not "interested persons" of the Fund are committed to the discretion of such disinterested directors. The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Act.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

                                            LORD ABBETT AFFILIATED FUND, INC.



                                            By: /s/ Lawrence H. Kaplan
                                               ---------------------------------
                                                Lawrence  H. Kaplan,
                                                Vice President



                                            LORD ABBETT DISTRIBUTOR LLC

                                            By: LORD, ABBETT & CO.
                                                Managing Member

                                            By: /s/ Paul A. Hilstad
                                               ---------------------------------
                                                Paul A. Hilstad, A Partner